Chemfab Corporation - August 1998
                                                                      Exhibit 21

                               CHEMFAB CORPORATION
                                  SUBSIDIARIES


Wholly-Owned Subsidiaries of Chemfab Corporation

Hi-Temp Materials, Inc., incorporated under the laws of the State of Illinois.

Birdair Structures, Inc., incorporated under the laws of the State of New York.

Canton Bio-Medical, Inc., incorporated under the laws of the State of New York.

CHEMFAB Overseas Corporation, incorporated under the laws of the State of Delaware.

CHEMFAB Holdings, organized under the laws of the Republic of Ireland/Bermuda Resident.

CHEMFAB Europe, organized under the laws of the Republic of Ireland.

Chemical Fabrics Ireland, Ltd., organized under the laws of the Republic of Ireland.

CHEMFAB International Corporation, incorporated under the laws of the State of Delaware.

CHEMFAB FSC, Inc., organized under the laws of Barbados, West Indies.

Advanced Facilities, Inc., incorporated under the laws of the State of New York.

Fluorocarbon Fabrications Ltd., organized under the laws of the United Kingdom.

CHEMFAB Holdings U.K. Ltd., organized under the laws of the United Kingdom.

Tygaflor Ltd. (formerly CHEMFAB U.K. Ltd.) organized under the laws of the United Kingdom.

Iberflon, S.A., organized under the laws of Spain.

Chemfab (Suzhou) Co., Ltd., organized under the laws of the People's Republic of China.

Chemfab do Brasil Industria e Comercio Ltda., organized under the laws of Brazil.

Chemfab Luxembourg S.ar.l organized under the laws of Luxembourg

Nitto Chemfab Co., Ltd. organized under the laws of Japan

Chemfab Japan, Ltd. organized under the laws of Japan

Chemfab (Singapore) Pte Ltd organized under the laws of Singapore

Tygaflor Holdings, organized under the laws of the Republic of Ireland/Bermuda Resident

Chemfab Japan, organized under the laws of the Republic of Ireland/Bermuda Resident

Chemfab Brazil, organized under the laws of the Republic of Ireland/Bermuda Resident

Chemfab China, organized under the laws of the Republic of Ireland/Bermuda Resident

Chemfab Germany GmbH, organized under the laws of Germany